Exhibit 99.1

Zep Inc. Debuts on New York Stock Exchange under Ticker Symbol “ZEP”

ATLANTA—Nov. 1, 2007—Zep Inc. (NYSE: ZEP) announced its official separation from Acuity Brands, Inc. (“Acuity Brands”) and begins its first trading day on the New York Stock Exchange (the “NYSE”) today as an independent public company. Zep began trading on the NYSE on a “when issued” basis as of October 15, 2007 and regular-way trading of Zep shares began as of November 1, 2007.

“As an independent public company, Zep Inc. will be able to pursue its own distinct strategic initiatives and growth opportunities with a sharpened focus,” says John K. Morgan, Chairman, President and Chief Executive Officer of Zep Inc. “We will attract and allocate our own capital and design equity-based compensation programs targeted to our own performance. We look forward to expanding our market presence, both through organic growth and through acquisitions. As a separate company, we are better positioned to demonstrate our full potential, and investors will be better able to evaluate our performance.”

Zep became an independent company as a result of its spin-off from Acuity Brands, which was completed on October 31, 2007. Acuity Brands stockholders received one share of Zep common stock, together with an associated preferred stock purchase right, for every two shares of Acuity Brands common stock held on October 17, 2007, the record date. Those Zep shares will officially begin trading under the ticker symbol “ZEP” today.

Zep launches with an experienced leadership team led by Chairman, President, and Chief Executive Officer, John K. Morgan, Executive Vice President and Chief Financial Officer, Mark R. Bachmann, and Executive Vice President and Chief Commercial Officer, William A. (Bill) Holl.

In addition to Mr. Morgan, who serves as Chairman, the directors are:

J. Veronica Biggins, Director of HNCL Search and former senior partner of Heidrick & Struggles International.

Earnest W. Deavenport, Jr., Retired Chairman and Chief Executive Officer of Eastman Chemical Company and a former Director of Acuity Brands.

Kenyon W. Murphy, Executive Vice President, Chief Administrative Officer, and General Counsel of Acuity Brands, Inc.

Sidney J. Nurkin, Senior Counsel of, and former Senior Partner in, the law firm of Alston & Bird, LLP.

Joseph Squicciarino, Chief Financial Officer of King Pharmaceuticals.

About Zep Inc.

Zep Inc. is a leading producer, marketer, and service provider of a wide range of cleaning and maintenance solutions for commercial, industrial, institutional, and consumer end-markets. Zep’s product portfolio includes anti-bacterial and industrial hand care products, cleaners, degreasers, deodorizers, disinfectants, floor finishes, sanitizers, and pest and weed control products. The company markets these products and services under well recognized and established brand names, such as Zep(R), Zep Commercial(R), Enforcer(R), and Selig(TM), some of which have been in existence for more than 70 years. Zep is headquartered in Atlanta, Georgia and has over 2,800 employees.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as “expects,” “believes,” “intends,” “anticipates,” “may,” and similar terms that relate to future events, performance, or results of Zep and specifically include statements regarding Zep’s anticipated expansion through organic growth and acquisitions and Zep’s positioning to reach its full potential following its spin-off from Acuity Brands. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from management’s present expectations or projections. These risks and uncertainties include, but are not limited to, the risk factors described in the information statement filed as exhibit 99.1 to Zep’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on October 10, 2007, which are specifically incorporated by reference into this press release.

CONTACT: Zep Inc.

Jill Gilmer, 404-853-1457